Exhibit 107

Calculation of Filing Fee Table
424(b)(2)
(Form Type)

FTAI Aviation Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number
Newly Registered Securities
Fees to be Paid:
	Equity	Ordinary Shares, par value $0.01 per share(1)	Rules 457(h)(1) and Rule 457(c)	29,805,778	$23.74(5)	$707,589,169.72	$0.00011020	$77,976.33
	Equity	Ordinary Shares, par value $0.01 per share(2)	Rules 457(h)(1)	1,720,316	$22.74(6)	$39,119,985.84	$0.00011020	$4,311.02
	Equity	Ordinary Shares, par value $0.01 per share(3)	Rules 457(h)(1)	15,000	$14.77(7)	$221,550.00	$0.00011020	$24.41
	Equity	Ordinary Shares, par value $0.01 per share(4)	Rules 457(h)(1) and Rule 457(c)	44,491	$23.74(8)	$1,056,216.34	$0.00011020	$116.40
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts:					$747,986,921.90		$82,428.16
	Total Fees Previously Paid:							$0.00
	Total Fee Offsets:							$69,922.20
	Net Fee Due:							$12,505.96

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fees Offset Claims	Fortress Transportation and Infrastructure Investors LLC	424b2	333-236770	2/28/2020		$69,922.20(9)	Equity	Ordinary Shares, par value $0.01 per share	28,177,118	$538,691,795.76
Fees Offset Sources	Fortress Transportation and Infrastructure Investors LLC	424b2	333-236770		2/28/2020						$78,500.54

(1)
Represents 29,805,778 ordinary shares, par value $0.01 per share (the “Ordinary Shares”), of FTAI Aviation Ltd. (the “Company”) as to which awards may be granted in the future pursuant to the FTAI Aviation Ltd. Nonqualified Stock Option and Incentive Award Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the amount to be registered also includes an indeterminate number of additional Ordinary Shares that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction that increases the number of the Company’s outstanding Ordinary Shares.

(2)
Represents 1,720,316 Ordinary Shares of the Company as to which awards previously have been granted under the Plan and such awards have not been exercised as of the date of this prospectus supplement. Pursuant to Rule 416(a) under the Securities Act, the amount to be registered also includes an indeterminate number of additional Ordinary Shares that may become issuable under the Plan or otherwise, by reason of any stock dividend, stock split, recapitalization, or other similar transaction that increases the number of the Company’s outstanding Ordinary Shares.

(3)
Represents 15,000 Ordinary Shares of the Company that may be offered for resale from time to time pursuant to this registration statement by the shareholders described herein, which shares may be issued under the Plan in connection with the exercise of options. Pursuant to Rule 416(a) under the Securities Act, the amount to be registered also includes an indeterminate number of additional Ordinary Shares that may become issuable, by reason of any stock dividend, stock split, recapitalization, or other similar transaction that increases the number of the Company’s outstanding Ordinary Shares.

(4)
Represents 44,491 Ordinary Shares of the Company that may be offered for resale from time to time pursuant to this registration statement by the shareholders described herein, which shares have been issued under the Plan. Pursuant to Rule 416(a) under the Securities Act, the amount to be registered also includes an indeterminate number of additional Ordinary Shares that may become issuable, by reason of any stock dividend, stock split, recapitalization, or other similar transaction that increases the number of the Company’s outstanding Ordinary Shares.

(5)
Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the Company’s Ordinary Shares on February 23, 2023, as reported by the New York Stock Exchange, which was $23.74. Also calculated pursuant to Rule 457(r) under the Securities Act.

(6)
Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1). The price of $22.74 per Ordinary Share represents the weighted average of the exercise prices for the outstanding options as of February 24, 2023. Also calculated pursuant to Rule 457(r) under the Securities Act.

(7)
Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1). The price of $14.77 per Ordinary Share represents the weighted average of the exercise prices for the outstanding options as of February 24, 2023. Also calculated pursuant to Rule 457(r) under the Securities Act.

(8)
Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the Company’s Ordinary Shares on February 23, 2023, as reported by the New York Stock Exchange, which was $23.74. Also calculated pursuant to Rule 457(r) under the Securities Act.

(9)
Pursuant to Rule 457(p) under the Securities Act, this registration fee of $86,046.61 is partially offset by $69,922.20, the amount of the previously paid registration fee related to (i) 28,107,627 Ordinary Shares as to which awards have not been granted pursuant to the Plan and which were registered by the registrant on Form S-3 (File No. 333-236770) filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2020 that became effective upon filing (the “Prior Registration Statement”), (ii) 10,000 Ordinary Shares as to which awards have been granted under the Plan but have not been exercised as of the date of this prospectus supplement and which were registered on the Prior Registration Statement, (iii) 15,000 Ordinary Shares registered in connection with resales from time to time on the Prior Registration Statement, which have not been resold as of the date hereof and (iv) 44,491 Ordinary Shares registered in connection with resales from time to time on the Prior Registration Statement, which have not been resold as of the date hereof. Pursuant to Rule 457(p) under the Securities Act, the registration fee for the Prior Registration Statement was also partially offset by the registration fee paid in connection with Form S-3 (File No. 333-216247) filed with the Commission on February 27, 2017 that became effective upon filing. As a result, the remaining balance of the registration fee, $12,505.96, is being paid herewith.